Exhibit 99.1

BeiGene Launches Proposed Initial Public Offering on the STAR Market in China

Cambridge, Mass. and Beijing, China, November 23, 2021 – BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a global, science-driven biotechnology company focused on developing innovative and affordable medicines to improve treatment outcomes and access for patients worldwide, today announced the commencement of an initial public offering (STAR Offering) on the Science and Technology Innovation Board (STAR Market) of the Shanghai Stock Exchange (SSE). The total number of shares being offered in the STAR Offering is 115,055,260 ordinary shares, par value $0.0001 per share, which represents 8.62% of BeiGene’s total outstanding ordinary shares as of October 31, 2021, after giving effect to the shares being offered. The shares offered in the STAR Offering (RMB Shares) will be issued to and subscribed for by permitted investors in the People’s Republic of China (PRC) and listed and traded on the STAR Market in Renminbi. In addition, BeiGene expects to grant China International Capital Corporation Limited a 30-day overallotment option for up to 17,258,000 additional RMB Shares. The consummation of the STAR Offering is subject to, among other things, market conditions, and there can be no assurance as to whether or when the STAR Offering may be completed, or as to the actual size or terms of the STAR Offering.

China International Capital Corporation Limited and Goldman Sachs Gao Hua Securities Co. Ltd. are acting as joint sponsors and joint bookrunners for the STAR Offering. J.P. Morgan Securities (China) Company Limited, CITIC Securities Co., Ltd. and Guotai Junan Securities Co., Ltd. are acting as joint bookrunners for the STAR Offering.

BeiGene expects to use the net proceeds from the STAR Offering to fund its research and clinical development, construction of its research and development centers and a manufacturing plant in China, sales and marketing force expansion in China, and for working capital and general corporate purposes.

In accordance with applicable PRC laws and regulations, the STAR Offering will be conducted solely within the PRC and only to permitted investors who are eligible to participate in the STAR Offering in accordance with applicable PRC securities laws and regulations, and rules promulgated by the SSE and the China Securities Regulatory Commission (CSRC). The STAR Offering will be conducted pursuant to a prospectus and other offering materials prepared by BeiGene in Chinese language and as approved by and registered with the SSE and the CSRC, which are only permitted to be used within the PRC. No part of the STAR Offering is intended to involve a public offering or sale of the RMB Shares into or in the United States or any other jurisdiction outside of the PRC. In addition, although the RMB Shares are of the same class and have the same rights as the Company’s existing ordinary shares listed on the Hong Kong Stock Exchange (HKEx), the RMB Shares will not be fungible with the ordinary shares listed on the HKEx or the Company’s American Depositary Shares (ADSs) representing its ordinary shares listed on the NASDAQ Global Select Market (NASDAQ), and in no event will any RMB Shares be able to be converted into ordinary shares listed on the HKEx or ADSs listed on NASDAQ, or vice versa.

An automatically effective shelf registration statement on Form S-3 was filed with the Securities and Exchange Commission (SEC) on May 11, 2020. A preliminary prospectus supplement relating to and describing the key terms of the STAR Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. The final terms of the STAR Offering will be disclosed in a final prospectus supplement to be filed with the SEC. The purpose of the prospectus supplement is to register all RMB Shares offered in the STAR Offering under the Securities Act of 1933, as amended (Securities Act), to ensure that the offer and sale of the RMB Shares, if any, to permitted investors who are U.S. persons (as defined in Regulation S under the Securities Act) in transactions outside the United States will not violate the registration requirements under Section 5 of the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 134 under the Securities Act.

About BeiGene

BeiGene is a global, science-driven biotechnology company focused on developing innovative and affordable medicines to improve treatment outcomes and access for patients worldwide. With a broad portfolio of more than 40 clinical candidates, we are expediting development of our diverse pipeline of novel therapeutics through our own capabilities and collaborations. We are committed to radically improving access to medicines for two billion more people by 2030. BeiGene has a growing global team of over 7,700 colleagues across five continents. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneGlobal.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including BeiGene’s current intentions, expectations or beliefs regarding the STAR Offering, including its expectations regarding the completion, size or terms of the STAR Offering, its expectations with respect to granting a 30-day overallotment option for up to 17,258,000 additional RMB Shares, and its expectations regarding the use of proceeds. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the STAR Offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the STAR Offering. More information about the risks and uncertainties faced by BeiGene is contained or incorporated by reference in the preliminary prospectus supplement related to the STAR Offering filed with the SEC. Forward-looking statements include all statements that are not historical facts. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. BeiGene does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

BeiGene Contacts

Investor Contact	Media Contact
Gabrielle Zhou	Emily Collins
+86 10-5895-8058 or +1 857-302-5189	+1 201-201-4570
ir@beigene.com	media@beigene.com